UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2006

ARAMARK CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-16807	23-3086414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Market Street Philadelphia, Pennsylvania	19107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 238-3000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On August 8, 2006, ARAMARK Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Agreement”) with RMK Acquisition Corporation, a Delaware corporation (“MergerCo”), and RMK Finance LLC, a Delaware limited liability company (“SibCo”). Under the terms of the Agreement, MergerCo will be merged with and into the Company (the “Merger”), the separate corporate existence of MergerCo will cease with the Company continuing as the surviving corporation (the “Surviving Corporation”). MergerCo and SibCo are owned by a consortium of private investment firms consisting of GS Capital Partners V Fund, L.P., J.P. Morgan Partners, LLC, CCMP Capital Investors II, L.P., Thomas H. Lee Equity Fund VI, L.P. and Warburg Pincus Private Equity IX, L.P. (collectively, the “Sponsors”).

At the effective time of the Merger, each outstanding share of common stock of the Company (the “Common Stock”), other than any shares owned by MergerCo, its affiliates, the Company or any shareholders who are entitled to and who properly exercise appraisal rights under Delaware law, will be cancelled and converted into the right to receive $33.80 in cash, without interest.

The Board of Directors of the Company approved the Merger Agreement on the unanimous recommendation of a Special Committee comprised entirely of independent directors (the “Special Committee”).

The Company’s Chairman and Chief Executive Officer, Joseph Neubauer, has agreed to reinvest a portion of his Company equity into the Surviving Corporation or an affiliate thereof. Mr. Neubauer, who holds approximately 41.2% of the Company’s outstanding class A common stock (including 50,000 shares issuable currently or within 60 days upon exercise of outstanding options), has also agreed to vote his shares in favor of the Merger and to refrain from granting any proxies or entering into any other voting arrangements with respect to, or assigning, encumbering or otherwise disposing of any of, his Company shares. In addition to the vote required under Delaware law, the transaction will be subject to an additional affirmative approval of stockholders in which each share owned by Mr. Neubauer will have only one vote, rather than the ten votes to which they are entitled. As a result, Mr. Neubauer’s voting power will be less than 5% of the total possible vote.

The Company has made customary representations, warranties and covenants in the Agreement, which generally expire at the effective time of the Merger. The Company may not solicit competing proposals or, subject to exceptions that permit the Company’s Board of Directors (or the Special Committee) to take actions required by their fiduciary duties, participate in any discussions or negotiations regarding alternative business combination transactions.

MergerCo and SibCo have obtained conditional equity and debt financing commitments for the transactions contemplated by the Agreement, the aggregate proceeds of which will be sufficient for MergerCo and SibCo to pay the aggregate merger consideration and all related fees and expenses. Consummation of the Merger is not subject to a financing condition, but is subject to various other conditions, including approval of the Merger by the Company’s shareholders as described above, expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and other customary closing conditions. The parties expect to close the transaction by late 2006 or early 2007.

The Agreement contains termination rights, including if the Company’s Board of Directors (or the Special Committee) changes its recommendation to the shareholders as required by its fiduciary duties under applicable law and provides that, upon the termination of the Agreement, under specified circumstances, the Company will be required to reimburse MergerCo, SibCo and their affiliates for their transaction expenses up to $40,000,000 and that, under specified circumstances, the Company will be required to pay SibCo a termination fee of $120,000,000. Additionally, under specified circumstances, MergerCo will be required to pay the Company a termination fee of $120,000,000. The Sponsors have severally agreed to guarantee their proportionate liability of any such amounts payable by MergerCo to the Company.

The foregoing summaries of the Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Agreement attached as Exhibit 2.1 incorporated herein by reference.

The Special Committee engaged Credit Suisse Securities (USA) LLC (“Credit Suisse”) to serve as financial advisor to the Special Committee. On August 8, 2006, Credit Suisse delivered an opinion to the Special Committee that, as of the date of the opinion, the merger consideration was fair, from a financial point of view, to the stockholders of the Company (other than MergerCo and its affiliates and stockholders who invest in Parent or MergerCo).

Other than the Agreement, there is no material relationship between the Company and MergerCo or SibCo.

The Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, MergerCo or SibCo or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Important Additional Information Regarding the Merger will be filed with the SEC

In connection with the proposed merger, the Company will file a proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company at the SEC website at http:// www.sec.gov. The proxy statement and other documents also may be obtained for free from the Company by directing such request to ARAMARK Corporation, Investor Relations Department, ARAMARK Tower, 1101 Market Street, Philadelphia, Pennsylvania 19107, telephone (215)238-3708.

The Company and its directors, executive officers and other members of its management and employees may be deemed participants in the solicitation of proxies from its stockholders in connection with the Merger. Information concerning the interests of the Company’s participants in the solicitation, which may be different than those of Company stockholders generally, is set forth in the Company’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and will be set forth in the proxy statement relating to the Merger when it becomes available.

Item 3.03 Material Modifications to Rights of Security Holders.

Immediately prior to the execution of the Agreement, the Company and Mellon Investor Services LLC, as Rights Agent, entered into an amendment (the “Rights Agreement Amendment”) to the Rights Agreement, dated as of December 10, 2001, by and between the Company and Mellon Investor Services LLC, as amended by that certain amendment dated as of April 28, 2006, by and between the Company and Mellon Investor Services LLC (as amended, the “Rights Agreement”“). The Rights Agreement Amendment provides that, among other things, neither the execution of the Agreement nor the consummation of the Merger or the other transactions contemplated by the Agreement will trigger the separation or exercise of the stockholder rights or any adverse event under the Rights Agreement. In particular, neither MergerCo, SibCo, nor any of their respective affiliates or associates will be deemed to be an Acquiring Person (as defined in the Rights Agreement) solely by virtue of the approval, execution, delivery, adoption or performance of the Agreement or the consummation of the Merger or any other transactions contemplated by the Agreement.

The foregoing description of the Rights Agreement Amendment does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Rights Agreement Amendment filed as Exhibit 4.1 hereto and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On August 8, 2006, the Company issued a press release announcing that it had entered into the Agreement. A copy of the press release is attached as Exhibit 99.1 hereto.

Forward-Looking Statements

Forward-looking statements speak only as of the date made. The Company undertakes no obligation to update any forward-looking statements, including prior forward-looking statements, to reflect the events or circumstances arising after the date as of which they were made. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, the Company.

This Current Report and the exhibits furnished herewith include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views as to future events and financial performance with respect to its operations. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “aim,” “anticipate,” “are confident,” “estimate,” “expect,” “will be,” “will continue,” “will likely result,” “project,” “intend,” “plan,” “believe,” “look to” and other words and terms of similar meaning in conjunction with a discussion of future operating or financial performance.

These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement; (2) the outcome of any legal proceedings that have been or may be instituted against the Company and others following announcement of the Merger or the Agreement; (3) the inability to complete the Merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to the completion of the Merger, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the receipt of other required regulatory approvals; (4) the failure to obtain the necessary debt financing arrangements set forth in the commitment letter received in connection with the Merger; (5) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger; (6) the ability to recognize the benefits of the Merger; (7) the amount of the costs, fees, expenses and charges related to the Merger and the actual terms of certain financings that will be obtained for the Merger; and (8) the impact of the substantial indebtedness incurred to finance the consummation of the Merger; and other risks that are set forth in the “Risk Factors,” “Legal Proceedings” and “Management Discussion and Analysis of Results of Operations and Financial Condition” sections of and elsewhere in the Company’s SEC filings, copies of which may be obtained by contacting the Company’s investor relations department via its website www.aramark.com. Many of the factors that will determine the outcome of the subject matter described herein are beyond the Company’s ability to control or predict.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit 2.1	Agreement and Plan of Merger, dated as of August 8, 2006, by and among RMK Acquisition Corporation, RMK Finance LLC and the Company.*

Exhibit 4.1	Amendment dated as of August 8, 2006 to Rights Agreement between the Company and Mellon Investor Services, LLC.

Exhibit 99.1	Press Release dated August 8, 2006.

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARAMARK CORPORATION

By:	/s/ L. FREDERICK SUTHERLAND
Name:	L. Frederick Sutherland
Title:	Executive Vice President and Chief Financial Officer

Date: August 8, 2006

EXHIBIT INDEX

Exhibit 2.1	Agreement and Plan of Merger, dated as of August 8, 2006, by and among RMK Acquisition Corporation, RMK Finance LLC and the Company.*

Exhibit 4.1	Amendment dated as of August 8, 2006 to Rights Agreement between the Company and Mellon Investor Services, LLC.

Exhibit 99.1	Press Release dated August 8, 2006.

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.